Independent Auditors’ Report
To the stockholders and the Board of Directors of Bluejay Therapeutics, Inc.
Opinion
We have audited the consolidated financial statements of Bluejay Therapeutics, Inc. and its subsidiary (the "Company"), which comprise the consolidated balance sheet as of December 31, 2025, and the related consolidated statements of operations and comprehensive loss, redeemable convertible preferred stock and stockholders' deficit, and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively referred to as the "financial statements").
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date that the financial statements are available to be issued.
Auditor's Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
/s/ Deloitte & Touche LLP
San Francisco, California
April 8, 2026

Bluejay Therapeutics, Inc.
Consolidated Balance Sheet
(in thousands, except share and per share data)

December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$19,998
Short-term marketable securities	56,061
Prepaid expenses and other current assets	4,582
Total current assets	80,641
Property and equipment, net	3
Operating lease right-of-use asset	1,003
Other non-current assets	3,969
Total assets	$85,616
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$3,117
Accrued research and development expenses	7,716
Accrued expenses and other current liabilities	2,885
Operating lease liability, current	530
Derivative liability, current	4,000
Total current liabilities	18,248
Operating lease liability, non-current	553
Total liabilities	18,801
Commitments and contingencies (Note 6)
Redeemable convertible preferred stock, $0.00001 par value; 43,058,876 shares authorized as of December 31, 2025; 43,058,860 shares issued and outstanding as of December 31, 2025; aggregate liquidation preference of $243,000 as of December 31, 2025	245,147
Stockholders’ deficit:
Convertible preferred stock, $0.00001 par value; 1,146,656 shares authorized, issued and outstanding as of December 31, 2025	5,684
Common stock, $0.00001 par value; 58,529,530 shares authorized as of December 31, 2025; 7,743,856 shares issued and outstanding as of December 31, 2025	—
Additional paid-in capital	5,965
Accumulated other comprehensive income	70
Accumulated deficit	(190,051)
Total stockholders’ deficit	(178,332)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$85,616
The accompanying notes are an integral part of these consolidated financial statements.

Bluejay Therapeutics, Inc.
Consolidated Statement of Operations and Comprehensive Loss
(in thousands)

Year Ended December 31, 2025
Operating expenses:
Research and development	$87,139
General and administrative	17,643
Total operating expenses	104,782
Loss from operations	(104,782)
Change in fair value of derivative liability	(417)
Interest income and other, net	4,560
Net loss before income taxes	(100,639)
Provision for income taxes	(1,081)
Net loss	$(101,720)
Other comprehensive income:
Unrealized gain on marketable securities	354
Comprehensive loss	$(101,366)

The accompanying notes are an integral part of these consolidated financial statements

Bluejay Therapeutics, Inc.
Consolidated Statement of Redeemable Convertible Preferred Stock and Stockholders’ Deficit
(in thousands, except share data)

	Redeemable Convertible Preferred Stock		Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of December 31, 2024	43,058,860	$245,147	1,146,656	$5,684	7,601,836	$—	$1,286	$(284)	$(88,331)	$(81,645)
Exercise of common stock options	—	—	—	—	142,020	—	356	—	—	356
Stock-based compensation	—	—	—	—	—	—	4,323	—	—	4,323
Comprehensive income	—	—	—	—	—	—	—	354	—	354
Net loss	—	—	—	—	—	—	—	—	(101,720)	(101,720)
Balance as of December 31, 2025	43,058,860	$245,147	1,146,656	$5,684	7,743,856	$—	$5,965	$70	$(190,051)	$(178,332)

The accompanying notes are an integral part of these consolidated financial statements.

Bluejay Therapeutics, Inc.
Consolidated Statement of Cash Flows
(in thousands)

Year Ended December 31, 2025

Operating Activities
Net loss	$(101,720)
Adjustments to reconcile net loss to net cash used in operating activities:
Write-off of deferred offering costs	2,788
Stock-based compensation	4,323
Net accretion of investments in marketable securities	59
Net realized gain on short-term marketable securities	(18)
Change in fair value of derivative liability	417
Non-cash operating lease expense	460
Depreciation	7
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	174
Other non-current assets	(3,107)
Accounts payable	1,573
Accrued research and development expenses	2,474
Accrued expenses and other current liabilities	(702)
Operating lease liability	(421)
Net cash used in operating activities	(93,693)
Investing Activities
Purchases of marketable securities	(11,675)
Proceeds from sales and maturities of marketable securities	115,221
Net cash provided by investing activities	103,546
Financing Activities
Payment of deferred offering costs	(2,078)
Proceeds from exercise of stock options	356
Net cash used in financing activities	(1,722)
Net increase in cash and cash equivalents	8,131
Cash and cash equivalents at beginning of the year	11,867
Cash and cash equivalents at end of the year	$19,998
The accompanying notes are an integral part of these consolidated financial statements.

Bluejay Therapeutics, Inc.
Notes to Consolidated Financial Statements
1.Organization
Description of the Business
Bluejay Therapeutics, Inc. (the “Company”) was incorporated in the State of Delaware in November 2019. The Company is headquartered in Redwood City, California. The Company is a clinical-stage biopharmaceutical company dedicated to developing therapeutics for serious viral and liver diseases. The Company’s lead product candidate is brelovitug (also known as “BJT-778”), which it is developing as a monotherapy for chronic hepatitis delta, the most severe form of viral hepatitis. The Company has a wholly owned subsidiary in Australia that was formed during 2022.
Since its inception, the Company has devoted a significant portion of its financial resources and efforts to building its organization, business planning, raising capital, establishing licensing arrangements, developing its product candidates, establishing its intellectual property portfolio, conducting research and development, executing preclinical studies and clinical trials, establishing arrangements with third parties for the manufacture of its product candidates, and providing general and administrative support for these operations. The Company has not generated revenue from the sale of products.
Merger
On December 5, 2025, the Company and Mirum Pharmaceuticals, Inc. (“Mirum”) entered into an agreement and plan of merger and reorganization (the “Merger Agreement”) pursuant to which the Company would become a wholly owned subsidiary of Mirum (“Merger”). The Company expects to incur cash payments of $24.0 million in aggregate transaction costs, of which $22.0 million is related to advisory and professional services and $2.0 million is related to severance payments for employee terminations that are contingent upon the closing of the Merger. The associated transactions costs were not deemed to be probable until the summation of the Merger and were not recorded in the consolidated financial statements as of and for the year ended December 31, 2025. The Merger was consummated on January 23, 2026 (see Note 12).
Liquidity
The Company has incurred net losses and negative cash flows from operations since inception, and expects that its existing cash and cash equivalents, and marketable securities as of December 31, 2025, will not be sufficient to fund the Company's operations for one year after the consolidated financial statements are available for issuance. These conditions and events raise substantial doubt about the Company’s ability to continue as a going concern.
In response to these conditions, Mirum has committed to providing the Company with the necessary funding to enable the Company to meet its obligations as they become due, and/or to continue as a going concern for at least one year following the date the consolidated financial statements are available for issuance. As a result, the Company has concluded that management’s plans are probable of being achieved to alleviate substantial doubt about the Company’s ability to continue as a going concern.
2.Summary of Significant Accounting Policies
Basis of Presentation and Consolidation
The Company has prepared the accompanying consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and included all adjustments necessary for the fair presentation of the Company’s financial position for the period presented. The accompanying consolidated financial statements include

Bluejay Therapeutics, Inc.
Notes to Consolidated Financial Statements
the accounts of the Company and its wholly owned subsidiary. All intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions believed to be reasonable. Actual results could differ from those estimates and such differences could be material to the financial position and results of operations.
Significant estimates and assumptions reflected in these consolidated financial statements include, but are not limited to, estimating accrued research and development expenses, the fair value of the derivative liability, the fair value of equity instruments and stock-based compensation.
Cash and Cash Equivalents
All highly liquid investments, including money market funds, with original maturities of three months or less at the time of purchase are considered to be cash equivalents. All of the Company’s cash equivalents have liquid markets and high credit ratings. Interest income earned on the Company’s cash and cash equivalents are included within interest income and other, net in the consolidated statements of operations and comprehensive loss.
Credit Risk
Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents. Periodically, the Company may maintain deposits in financial institutions in excess of government insured limits. Management believes that the Company is not exposed to significant credit risk as the Company’s deposits are held at financial institutions that management believes to be of high credit quality. The Company has not experienced any losses on these deposits. The Company has no significant off-balance sheet concentrations of credit risk.
Marketable Securities
The Company invests its excess cash in marketable debt securities with high credit ratings including but not limited to securities issued by the U.S. government and its agencies and foreign governments, commercial paper and corporate debt securities that are accounted for as available-for-sale and carried at fair value. The cost of securities sold is determined based on the trade date using the specific identification method. Marketable securities are classified as short-term or long-term based on the maturity date and their availability to meet current operating requirements. The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Net accretion or amortization of investments in marketable securities and realized gains and losses on marketable securities, if any, are included in interest income and other, net in the consolidated statement of operations and comprehensive loss. Unrealized gains or losses are included in accumulated other comprehensive income in the consolidated balance sheet and in comprehensive loss in the consolidated statement of operations and comprehensive loss.
The Company periodically assesses its marketable securities for impairment. For marketable securities in an unrealized loss position, the Company first assesses whether or not it intends to sell, or it is more likely than not that it will be required to sell the security before recovery of its amortized cost basis. If either of these criteria are met, the security’s amortized cost basis is written down to fair value within interest income and other, net.
For marketable securities in an unrealized loss position that do not meet the aforementioned criteria, the Company assesses whether the decline in fair value has resulted from credit losses or other factors. In making this assessment, the extent to which fair value is less than amortized cost, any changes to the rating of the security by a rating agency, and any adverse conditions specifically related to the security are considered, among other factors. If this assessment indicates that a credit loss may exist, the present value of cash flows expected to be collected from the security are

Bluejay Therapeutics, Inc.
Notes to Consolidated Financial Statements
compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses will be recorded in interest income and other, net, limited by the amount that the fair value is less than the amortized cost basis. Any impairment not attributed to credit loss is recognized in comprehensive loss. No impairment loss has been recorded for the year ended December 31, 2025.
Other Risks and Uncertainties
The Company’s future results of operations involve a number of other risks and uncertainties. Factors that could affect the Company’s future operating results and cause actual results to vary materially from expectations include, but are not limited to, the Company’s early stages of clinical drug development, the Company’s ability to advance product candidates into, and successfully complete, clinical trials on the timelines it projects, the Company’s ability to adequately demonstrate sufficient safety and efficacy of its product candidates, the Company’s ability to enroll patients in its ongoing and future clinical trials, the Company’s ability to successfully manufacture and supply its product candidates for clinical trials, the Company’s ability to obtain additional capital to finance its operations, uncertainties related to the projections of the size of patient populations suffering from the diseases the Company is targeting, the Company’s ability to obtain, maintain, and protect its intellectual property rights, developments relating to the Company’s competitors and its industry, general economic and market conditions, and other risks and uncertainties.
The Company’s product candidates will require approvals from the U.S. Food and Drug Administration and comparable foreign regulatory agencies prior to commercial sales in their respective jurisdictions. There can be no assurance that any product candidates will receive the necessary approvals. If the Company is denied approval, approval is delayed or the Company is unable to maintain approval for any product candidate, it could have a materially adverse impact on the Company.
Fair Value of Financial Instruments
The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following valuation hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:
Level 1 – Quoted prices in active markets for identical assets or liabilities.
Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value of the instrument.
Incentive and Tax Receivables
The Company’s subsidiary in Australia is eligible to participate in an Australian research and development tax incentive program which provides for a cash refund from the Australian Taxation Office for a percentage of the qualified research and development costs incurred in Australia. The cash refund is available to eligible companies with annual aggregate revenues of less than $20.0 million (Australian dollars) during the reimbursable period. The Company estimates the amount of cash refund it expects to receive related to the Australian research and development tax incentive program and records the incentive when it is probable (i) the Company will comply with

Bluejay Therapeutics, Inc.
Notes to Consolidated Financial Statements
relevant conditions of the program and (ii) the incentive will be received. The Company accounts for the research and development tax incentive by analogy to the grant accounting model under International Accounting Standards 20, Accounting for Government Grants and Disclosure of Government Assistance. As of December 31, 2025, the Company recorded a $1.3 million receivable related to the tax incentive program which is included in prepaid expenses and other current assets in the consolidated balance sheet. During the year ended December 31, 2025, $1.4 million was recorded as contra research and development expenses within the consolidated statements of operations and comprehensive loss.
Deferred Offering Costs
The Company capitalizes certain legal, professional, accounting, and other third-party fees associated with equity financings as deferred offering costs until such financings are consummated. In the event an anticipated offering is terminated, deferred offering costs are expensed. Upon consummation of an equity financing, the related capitalized costs are recorded in stockholders’ deficit as a reduction of the proceeds generated from the offering. During the year ended December 31, 2025, the Company expensed $2.8 million of deferred offering costs related to the Company’s contemplated initial public offering ("IPO") because it was subsequently terminated, such that there were no capitalized deferred offering costs as of December 31, 2025.
Property and Equipment, Net
Property and equipment, net is stated at cost, less accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful lives of the related assets, generally ranging from three to five years. Maintenance and repair costs are expensed as incurred. Upon retirement or sale of the assets, the cost and related accumulated depreciation are removed from the consolidated balance sheet and the resulting gains or losses are recorded in the consolidated statements of operations and comprehensive loss.
Leases
The Company determines if an arrangement is or contains a lease at inception by assessing whether it conveys the right to control the use of an identified asset in exchange for consideration. If a lease is identified, classification is determined at lease commencement. The Company’s lease for office space has been determined to be an operating lease. An operating lease liability is recognized at the present value of the future lease payments at the lease commencement date. The Company estimates its incremental borrowing rate to discount lease payments for leases that do not provide an implicit interest rate. The incremental borrowing rate reflects the estimated interest rate that the Company would have to pay to borrow on a collateralized basis, an amount equal to the lease payments in a similar economic environment over a similar term. The operating lease right-of-use (“ROU”) asset is determined based on the corresponding lease liability adjusted for any lease payments made at or before commencement, initial direct costs, and lease incentives. The operating lease ROU asset also includes impairment charges if the Company determines the ROU asset is impaired. The Company considers a lease term to be the noncancelable period that it has the right to use the underlying asset, including any periods where it is reasonably assured the Company will exercise the option to extend the contract. Periods covered by an option to extend are included in the lease term if the lessor controls the exercise of that option. Operating lease expense is recognized, and the ROU asset is amortized on a straight-line basis over the lease term. The Company elected the practical expedient not to separate lease and non-lease components and accounts for all lease and non-lease components as a single lease component.
In addition, the Company may be required to pay certain costs such as utilities, maintenance, and other operating costs. Such additional charges are considered variable lease costs and are recognized in the period in which they are incurred. The Company elected the practical expedient not to recognize leases with terms of one year or less in the consolidated balance sheet.
Impairment of Long-Lived Assets
The Company periodically evaluates its long-lived assets, including property and equipment and ROU assets, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets or group of assets may not be fully recoverable. If indicators of impairment exist and the undiscounted future cash

Bluejay Therapeutics, Inc.
Notes to Consolidated Financial Statements
flows that the assets are expected to generate are less than the carrying value of the assets, the Company recognizes an impairment charge. The impairment charge is determined based upon the excess of the carrying value of the asset over its estimated fair value, with estimated fair value determined based upon an estimate of discounted future cash flows or other appropriate measures of estimated fair value. The Company has not recorded any impairment losses for the period presented.
Asset Acquisitions
The Company measures and recognizes asset acquisitions that are not deemed to be business combinations based on the cost to acquire the assets, which includes transaction costs. Goodwill is not recognized in asset acquisitions. In an asset acquisition, the cost allocated to acquire in-process research and development (“IPR&D”) with no alternative future use is charged to research and development expense at the acquisition date. Contingent consideration payments (for example milestone payments due upon the occurrence of a specific event) in asset acquisitions are recognized in the period in which the milestone is met unless the contingent consideration meets the definition of a derivative, in which case the amount becomes part of the cost of the asset acquired. Upon recognition of the contingent consideration payment, the amount is expensed as research and development expense if it relates to IPR&D with no alternative future use or capitalized if it relates to a developed product which is generally considered to be when clinical trials have been completed and regulatory approval obtained.
Derivative Liability
Features that are not clearly and closely related to a host agreement are bifurcated from the host instrument and such embedded derivative is recorded at fair value at inception. A derivative liability is remeasured to fair value each reporting period until settlement or extinguishment, with changes in the fair value recorded as a change in fair value of the derivative liability in the consolidated statement of operations and comprehensive loss. A derivative liability is classified in the consolidated balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.
Preferred Stock
The Company has classified redeemable convertible preferred stock, which is contingently redeemable, as mezzanine equity in the consolidated balance sheet due to terms that allow for the effective redemption of such shares at the option of the holders upon certain liquidation events (including liquidation, dissolution, wind up or a deemed liquidation) that are not solely within the Company’s control. The Company has classified convertible preferred stock, which is not contingently redeemable, as permanent equity in the consolidated balance sheet.
The carrying values of the redeemable convertible preferred stock are adjusted to their liquidation preferences if and when it becomes probable that such a liquidation event will occur. The Company did not accrete the value of the redeemable convertible preferred stock to its redemption value since a liquidation event was not considered probable as of December 31, 2025. Subsequent adjustments to the carrying values of the redeemable convertible preferred stock will be made only when it becomes probable that such liquidation events will occur, causing the shares to become redeemable.
The Company also evaluates the features of its redeemable convertible preferred stock to determine if the features require bifurcation from the underlying shares by evaluating whether they are clearly and closely related to the underlying shares and whether they meet the definition of a derivative. Any feature that meets the definition of a freestanding instrument is bifurcated from the redeemable convertible preferred stock host and recorded at fair value and is remeasured to fair value each reporting period until settlement or extinguishment. The Company concluded that no features of its redeemable convertible preferred stock require bifurcation.
In determining if an extinguishment or modification of changes to mezzanine equity-classified preferred stock has occurred, the Company has elected a policy to evaluate if changes add, delete, or significantly change a substantive contractual term (e.g., one that is at least reasonably possible of being exercised), or fundamentally change the nature of the redeemable convertible preferred stock. This evaluation includes the consideration of both the expected economics as well as the business purpose for the amendment.

Bluejay Therapeutics, Inc.
Notes to Consolidated Financial Statements
Research and Development Expenses and Related Accrued Research and Development
Research and development expenses represent costs incurred on the Company’s development programs. These expenses include employee salaries, benefits and stock-based compensation, third-party research and development expenses, including contract manufacturing, clinical trial, laboratory and preclinical research services, consulting expenses and certain allocated expenses, as well as amounts incurred under license agreements. Research and development costs are expensed as incurred. Non-refundable advance payments for goods or services that will be used or rendered for future research and development activities are deferred and capitalized as prepaid expenses until the related goods are delivered or services are performed. Such payments are evaluated for current or long-term classification based on when such services are expected to be received.
The Company estimates research and development expenses based on the services performed, pursuant to contracts with research institutions and third-party service providers that conduct and manage manufacturing services, clinical trials, preclinical studies and other services on its behalf. The Company records the costs of research and development activities based on the estimated services provided but not yet invoiced and includes these costs in accrued research and development expenses in the consolidated balance sheet. These costs are a component of the Company’s research and development expenses.
The Company accrues these costs based on factors such as estimates of the work completed in accordance with agreements established with its third-party service providers. The Company makes judgments and estimates in determining the accrued expenses balance. As actual costs become known, the Company adjusts its accrued expenses. The Company has not experienced any material differences between accrued costs and actual costs incurred. However, the status and timing of actual services performed may vary from the Company’s estimates, resulting in adjustments to expenses in future reporting periods. Changes in these estimates that result in material changes to the Company’s accrued expenses could materially affect the Company’s results of operations. Contingent milestone payments, if any, are expensed when the milestone results are probable and estimable, which is generally upon the achievement of the milestone.
General and Administrative Expenses
General and administrative expenses represent costs related to personnel, including salaries, benefits and stock-based compensation, third party service providers, professional fees, general office expenses, certain allocated expenses and legal costs associated with patents.
Stock-Based Compensation
The Company provides share-based payments in the form of stock options and restricted stock awards. For awards only subject to service conditions, the Company uses the straight-line attribution method for recognizing compensation over the requisite service period, which is generally the vesting period of the award. Forfeitures are recorded when they occur.
The Company estimates the fair value of stock options on the grant date using the Black-Scholes option pricing model, which requires the Company to make a number of other assumptions, including the expected life of the option, the volatility of the underlying stock, the risk-free interest rate, and expected dividends on its common stock. The fair value of common stock underlying the Company’s stock options and restricted stock awards was estimated by the Company’s board of directors (“Board”) considering, among other things, contemporaneous valuations of the Company’s common stock prepared by third-party valuation firms.
Restricted stock awards are valued based on the fair value of the Company’s common stock on the date of grant.

Bluejay Therapeutics, Inc.
Notes to Consolidated Financial Statements
Comprehensive Loss
Comprehensive loss represents the change in the Company’s stockholders’ deficit from all sources other than investments by or distributions to stockholders. The Company’s comprehensive loss is comprised of net loss and changes in unrealized gains or losses on marketable securities.
Foreign Currency
The functional currency of the Company, including its foreign subsidiary, is the U.S. dollar. Monetary assets and liabilities denominated in a foreign currency are remeasured into U.S. dollars at the exchange rate at the end of the reporting period. Expenses denominated in a foreign currency are remeasured into U.S. dollars at the average exchange rate for the reporting period. Foreign currency transaction gains and losses are recorded in interest income and other, net in the consolidated statement of operations and comprehensive loss and were not material for the period presented.
Income Taxes
The Company accounts for income taxes using the asset and liability method whereby deferred tax asset and liability accounts are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are currently in effect. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Financial statement effects of uncertain tax positions are recognized when it is more likely than not, based on the technical merits of the position, that it will be sustained upon examination. Interest and penalties related to unrecognized tax benefits, if any, are included within interest income and other, net.
Recently Adopted Accounting Pronouncements
In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which requires public entities to disclose specific categories in the effective tax rate reconciliation, as well as additional information for reconciling items that exceed a quantitative threshold. ASU 2023-09 also requires all entities to disclose income taxes paid disaggregated by federal, state and foreign taxes, and further disaggregated for specific jurisdictions that exceed 5% of total income taxes paid, among other expanded disclosures. The Company adopted ASU 2023-09 effective January 1, 2025 on a prospective basis, for its annual reporting period ending December 31, 2025. ASU 2023-09 did not have a material impact on the Company’s annual income tax disclosures.
Recently Issued Accounting Pronouncements Not Yet Adopted
In November 2024, the FASB issued ASU 2024-03, Comprehensive Income (Topic 220): Disaggregation of Income Statement Expenses, which requires public entities to provide disaggregated disclosures of certain expense captions presented on the face of the income statement into specific categories within the footnotes to the financial statements. The guidance is effective for the Company’s annual periods beginning after December 15, 2026, and interim periods within years beginning after December 15, 2027 and early adoption is permitted. The ASU may be applied either on a prospective or retrospective basis. The Company is currently evaluating the impact of adopting this new accounting guidance on its consolidated financial statements and related disclosures.

Bluejay Therapeutics, Inc.
Notes to Consolidated Financial Statements
In May 2025, the FASB issued ASU No. 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity (“ASU 2025-03”), which revises current guidance for determining the accounting acquirer for a transaction effected primarily by exchanging equity interests in which the legal acquiree is a variable interest entity that meets the definition of a business. The amendments require that an entity consider the same factors that are currently required for determining which entity is the accounting acquirer in other acquisition transactions. The ASU is effective for the Company’s annual reporting periods beginning after December 15, 2026, and interim reporting periods within those annual reporting periods and early adoption is permitted. Prospective application is required. The Company is currently evaluating the impact of adopting this new accounting guidance on its consolidated financial statements and related disclosures.
In September 2025, the FASB issued ASU No. 2025-07, Derivatives and Hedging (Topic 815) and Revenue from Contracts with Customers (Topic 606) (“ASU 2025-07”), which refines the scope of derivative accounting to exclude certain non-exchange-traded contracts with underlying based on the operations or activities specific to one of the parties to the contract and clarifies the accounting for share-based noncash consideration in revenue contracts under ASC Topic 606. ASU 2025-07 is effective for annual periods beginning after December 15, 2026, and interim periods within those annual reporting periods, with early adoption permitted. Transition can be applied prospectively to new contracts or on a modified retrospective basis. The Company is currently evaluating the impact of adopting this new accounting guidance on its consolidated financial statements and related disclosures.
In December 2025, the FASB issued ASU No. 2025-10, Government Grants (Topic 832) (“ASU 2025-10”), which establishes authoritative guidance on the recognition, measurement and presentation of government grants received by business entities. The guidance is effective for annual periods beginning after December 15, 2028, with early adoption permitted. The guidance is applied on a modified prospective, a modified retrospective, or a retrospective transition approach. The Company is currently evaluating the impact of adopting this new accounting guidance on its consolidated financial statement and related disclosures.
3.Cash Equivalents and Marketable Securities
The following table summarizes the amortized cost and fair value of the Company’s cash equivalents and marketable securities by major investment category for the period presented:

	December 31, 2025
	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Estimated Fair Value
	(in thousands)
Assets
Cash equivalents:
Money market funds	$18,040	$—	$—	$18,040
Total cash equivalents	$18,040	$—	$—	$18,040
Marketable securities:
Short-term marketable securities
U.S. government and agency debt securities	$47,852	$52	$—	$47,904
Corporate debt securities	8,139	18	—	8,157
Total short-term marketable securities	$55,991	$70	$—	$56,061
Total cash equivalents and marketable securities	$74,031	$70	$—	$74,101

Bluejay Therapeutics, Inc.
Notes to Consolidated Financial Statements
As of December 31, 2025, the Company has not realized any material gains or losses on its marketable securities, including any impairment charges related to expected credit losses. As of December 31, 2025, none of the Company’s securities were in an unrealized loss position. Since any provision for expected credit losses for a security held is limited to the amount the fair value is less than its amortized cost, no allowance for expected credit loss has been recorded as of December 31, 2025 (see Note 4). For the year ended December 31, 2025, interest income was $5.2 million and was included within interest income and other, net in the consolidated statement of operations and comprehensive loss.
4.Fair Value Measurements
The carrying amounts of the Company’s financial instruments including cash and cash equivalents, prepaid expenses and other current assets, accounts payable, accrued expenses and the current portion of operating lease liability approximate their fair value due to the short-term nature of those instruments.
The following table summarizes the Company’s assets and liabilities measured at fair value on a recurring basis by level within the valuation hierarchy:

	December 31, 2025
	Level 1	Level 2	Level 3	Total
	(in thousands)
Assets
Cash equivalents:
Money market funds	$18,040	$—	$—	$18,040
Marketable securities:
U.S. government and agency debt securities	—	47,904	—	47,904
Corporate debt securities	—	8,157	—	8,157
Total financial assets	$18,040	$56,061	$—	$74,101
Liabilities
Derivative liability	$—	$—	$4,000	$4,000
Total financial liabilities	$—	$—	$4,000	$4,000
Money market funds are highly liquid and actively traded marketable securities that generally transact at a stable $1.00 net asset value representing its estimated fair value. The fair value of marketable securities is based upon observable market inputs which are obtained from third-party pricing services. The pricing services use industry standard valuation models and observable inputs, including reported trades of and broker/dealer quotes, bids and/or offers on the same or similar securities issuer, credit spreads, benchmark securities, prepayment/default projections based on historical data, and other observable inputs.
Derivative Liability
In June 2021, the Company entered into a license agreement (see Note 7), which contained an embedded contingent consideration feature requiring bifurcation as a derivative liability. This feature was measured at fair value using Level 3 inputs using a valuation methodology that estimated the present value of the consideration under potential outcomes, including a change of control and IPO and probability-weighting these values, which resulted in the fair value of $4.0 million as of December 31, 2025. The change in fair value is recognized in the consolidated statement of operations and comprehensive loss.

Bluejay Therapeutics, Inc.
Notes to Consolidated Financial Statements
The following table summarizes the significant unobservable inputs used in the valuation of the derivative liability during the period presented:

Year Ended December 31, 2025
Expected term to underlying triggering events (in years)	0.1
Discount rate	0.0%
Probability of triggering events:
Change of control	100%
IPO	0%
The following table summarizes the changes in the estimated fair value of the Company’s derivative liability using Level 3 inputs:

December 31, 2025
(in thousands)
Balance as of beginning of period	$3,583
Fair value remeasurement of derivative liability	417
Balance as of end of period	$4,000
5.Balance Sheet Components
Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consisted of the following:

December 31, 2025
(in thousands)
Prepaid research and development	$2,323
Tax credits, incentives and other taxes	1,984
Other	275
Total prepaid expenses and other current assets	$4,582

Bluejay Therapeutics, Inc.
Notes to Consolidated Financial Statements
Other Non-Current Assets
Other non-current assets consisted of the following:

December 31, 2025
(in thousands)
Prepaid research and development	$3,824
Other	145
Total other non-current assets	$3,969
Accrued Expenses and Other Current Liabilities
Accrued expenses and other current liabilities consisted of the following:

December 31, 2025
(in thousands)
Accrued legal fees	$1,262
Accrued income tax	995
Accrued compensation	394
Other accrued expenses	234
Total accrued expenses and other current liabilities	$2,885
6.Commitments and Contingencies
Operating Lease
In November 2024, the Company executed an agreement for a lease of approximately 11,125 square feet of office space for the Company’s headquarters in Redwood City, California. The lease commenced in November 2024 for an initial term of three years and includes one option to extend for an additional period of three years, which was not considered reasonably certain to be exercised.
For the year ended December 31, 2025, rent expense was $0.6 million, and variable costs were not material. As of December 31, 2025, the weighted-average remaining lease term was 1.9 years, and the Company’s weighted-average incremental borrowing rate used to determine the operating lease liability was 9.5% as of period end. For the year ended December 31, 2025, cash paid for amounts included in the measurement of the lease liability was $0.5 million.
The undiscounted future minimum lease payments were as follows:

December 31, 2025
(in thousands)
2026	$552
2027	631
Total undiscounted future minimum lease payments	1,183
Less: imputed interest	(100)
Total operating lease liability	1,083
Less: operating lease liability, current	(530)
Operating lease liability, non-current	$553

Bluejay Therapeutics, Inc.
Notes to Consolidated Financial Statements
Indemnification Agreements
In the ordinary course of business, the Company may enter into agreements that may include indemnification provisions. Pursuant to such agreements, the Company may indemnify, hold harmless and defend an indemnified party concerning certain matters, including, but not limited to, losses arising out of breach of such agreements, services to be provided by the Company, negligence or willful misconduct of the Company, violations of law by the Company, or from intellectual property infringement claims made by third parties. In addition, the Company has entered into indemnification agreements with certain directors and officers that will require the Company, among other things, to indemnify them against certain liabilities that may arise because of their status or service as directors, officers, or employees.
No demands have been made upon the Company to provide indemnification under such agreements, and thus, there are no claims that the Company is aware of that could have a material effect on the Company’s consolidated financial statements.
Other Commitments
The Company has various manufacturing, clinical, research and other contracts with vendors in the conduct of the normal course of its business. Such contracts are generally terminable with advanced written notice and payment for any products or services received by the Company through the effective time of termination and any non-cancelable and non-refundable obligations incurred by the vendor at the effective time of the termination.
Litigation
Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. There are no matters currently outstanding for which any liabilities have been accrued. The Company was not a defendant in any lawsuit as of December 31, 2025. The Company is not currently involved in any legal actions that could have a material effect on the Company’s financial position, results of operations or liquidity.
7.Asset Acquisitions
From time to time, the Company enters into asset purchase and license agreements with third parties.
License Agreement with Novartis Pharma AG
In June 2021, the Company entered into a license agreement (the “Novartis Agreement”) with Novartis Pharma AG (“Novartis”) to acquire from Novartis an exclusive worldwide license of certain Novartis technology, inclusive of certain antibodies, compounds, know-how and patents relating to three hepatitis programs to research, develop,

Bluejay Therapeutics, Inc.
Notes to Consolidated Financial Statements
manufacture and commercialize such licensed antibodies, compounds and products incorporating such antibodies or compounds.
In exchange for the rights granted under the Novartis Agreement, the Company made an upfront nonrefundable cash payment of $2.0 million and issued 1,146,656 shares of Series A-1 redeemable convertible preferred stock with a fair value of $1.7 million to Novartis. The Company accounted for the acquired license as an asset acquisition because it did not meet the definition of a business and recorded the total consideration transferred to Novartis as research and development expense in the consolidated statement of operations and comprehensive loss in 2021 because the acquired IPR&D asset had no alternative future use.
The Company is obligated to pay Novartis up to $8.0 million under each program upon the achievement of certain development milestones and up to $27.0 million under each program upon the achievement of certain sales milestones as well as royalties at percentages in the mid-single digits on worldwide net sales on all products incorporating the licensed antibodies or compounds, subject to customary reductions. During the year ended December 31, 2025, the Company met two development milestones and recorded $4.0 million in research and development expenses. No other milestones have been met as of December 31, 2025.
The Company is also obligated to pay Novartis a payment of $4.0 million within thirty business days after the closing of an IPO of the Company’s shares of common stock or acquisition by a third party via a change of control of the Company or asset sale (“Business Milestone Payment”). The Company determined that the Business Milestone Payment met the definition of an embedded derivative, which was bifurcated from the host agreement and a derivative liability was recorded for the contingent consideration feature (see Note 4). Upon the consummation of the Merger in January 2026, the Business Milestone Payment became due and payable (see Note 12).
Unless terminated earlier, the Novartis Agreement will continue until the expiry of the royalty term for each product in each country. Each of the Company and Novartis may terminate the Novartis Agreement in the event of a material breach by the other party of the Novartis Agreement that is not cured within 90 days after notice. Novartis may terminate the Novartis Agreement if the Company becomes insolvent or becomes subject to bankruptcy proceedings. The Company may terminate the Novartis Agreement, at its sole discretion at any time upon 90 days written notice to Novartis in its entirety or on a program-by-program basis.
Lonza License Agreement
In December 2022, the Company entered into a license agreement (“Lonza License Agreement”) with Lonza Sales AG (“Lonza”), under which the Company obtained a non-exclusive, sublicensable license to use Lonza’s proprietary cell line technology for the manufacture and commercialization of brelovitug.
The Company may transfer manufacturing of brelovitug to itself or a third party, with Lonza’s prior written consent. If the Company transfers manufacturing to itself, the Company will be required to pay Lonza annual license fees in the low six digits and a royalty of a low single digit percentage of net sales of brelovitug. If the Company transfers manufacturing to a third-party manufacturer, the Company will be required to pay Lonza annual license fees in the mid six digits and a higher royalty of a low single digit percentage of net sales of brelovitug.
The Lonza License Agreement is subject to customary termination provisions and cure periods. The Company accounted for the Lonza License Agreement as an asset acquisition because it did not meet the definition of a business. No payments were made or are due under the Lonza License Agreement for the year ended December 31, 2025.

Bluejay Therapeutics, Inc.
Notes to Consolidated Financial Statements
Flashpoint License Agreement
In January 2024, the Company entered into a license agreement with Exicure, Inc. to obtain an exclusive worldwide license to certain patents for the prevention and treatment of hepatitis. In exchange for the rights granted, the Company made an upfront nonrefundable cash payment of $0.5 million. The Company accounted for the acquired license as an asset acquisition because it did not meet the definition of a business and recorded the $0.5 million consideration transferred as research and development expense in the consolidated statement of operations and comprehensive loss in 2024 because the acquired IPR&D asset had no alternative future use. The license was subsequently assigned to Flashpoint Therapeutics, Inc. effective September 2024, for no additional consideration.
The Company is obligated to pay low single-digit percentage royalties up to a maximum of $1.6 million on worldwide net sales of products covered by the licensed patents. Unless terminated earlier, the agreement will continue until the expiration of the last to expire licensed patents. During the year ended December 31, 2025, no royalties were due or payable.
8.Stock-Based Compensation
2021 Stock Incentive Plan
In July 2021, the Company adopted its 2021 Stock Incentive Plan (the “2021 Plan”), which provides for the grant of incentive stock options, non-statutory stock options, and stock purchase rights, such as restricted stock awards to its employees, directors, and non-employee service providers. The number of shares of common stock available for issuance under the 2021 Plan may be increased from time to time by the Board. As of December 31, 2025, 8,323,998 shares of the Company’s common stock were authorized for issuance under the 2021 Plan.
Under the 2021 Plan, stock options may be granted for a contractual term not exceeding ten years and at an exercise price no less than 100% of the estimated fair value of the shares on the date of grant as determined by the Board. Additionally, a stock option granted to a 10% stockholder shall not have an exercise price that is less than 110% of the estimated fair value of the shares on the date of grant as determined by the Board, and the term of such option grant shall not exceed five years.
Restricted stock awards are subject to the Company’s right to repurchase unvested awards upon termination of services at a repurchase price as specified in the applicable restricted stock purchase agreement. Shares issued pursuant to restricted stock awards are not deemed, for accounting purposes, to be issued until those shares vest according to their respective vesting conditions. Any proceeds received for restricted stock awards are recorded as a liability and reclassified to stockholders’ deficit as such awards vest. The liability was immaterial as of December 31, 2025.
Stock Option Activity
Stock option activity under the 2021 Plan was as follows:

	Number of Stock Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)
Outstanding as of December 31, 2024	6,170,983	$2.78	9.4
Granted	871,000	5.30
Exercised	(142,020)	2.51
Forfeited and cancelled	(1,193,703)	3.22
Outstanding as of December 31, 2025	5,706,260	$3.08	8.5
Exercisable as of December 31, 2025	2,173,696	$2.09	7.8

Bluejay Therapeutics, Inc.
Notes to Consolidated Financial Statements
The weighted-average grant-date fair value of stock options granted during the year ended December 31, 2025 was $4.20 per share. The total grant date fair value of options that vested during the year ended December 31, 2025 was $4.3 million. As of December 31, 2025, there was $10.8 million of unrecognized stock-based compensation related to stock options which is expected to be recognized over a weighted-average period of 2.7 years.
Fair Value of Stock Options
The fair value of stock options granted was estimated at the grant date using the Black-Scholes option pricing model based on the following assumptions:

Year Ended December 31, 2025
Expected term (in years)	6.0 – 6.1
Expected volatility	96.7% – 97.7%
Expected dividend	—%
Risk-free interest rate	3.7% – 4.2%
Fair Value of Common Stock — The estimated fair value of common stock underlying stock options was determined by the Board. Given the absence of a public trading market, the Board considered numerous objective and subjective factors to determine the fair value of the Company’s common stock. These factors included, but were not limited to (i) contemporaneous third-party valuations of common stock, (ii) the rights, preferences, and privileges of redeemable convertible preferred stock relative to common stock, (iii) the lack of marketability of common stock, (iv) the stage of development of the Company’s business, (v) results of operations and financial position, including levels of available capital resources; (vi) progress of research and development activities; (vii) the status of strategic transactions; (viii) the hiring of key personnel and the experience of management; (ix) the market performance of comparable publicly traded companies; (x) industry trends and developments; (xi) external market conditions; and (xii) the likelihood of achieving a liquidity event, such as an initial public offering or sale of the Company, given prevailing market conditions.
Expected Term – The expected term of the Company’s stock options has been estimated using the simplified method. The simplified method calculates the expected term as the average of the time-to-vesting and the contractual life of the stock options.
Expected Volatility – Expected volatility data was estimated based on a study of publicly traded industry peer companies. To identify these peer companies, the Company considered the industry, stage of development, size, and financial leverage of potential comparable companies. Historical volatility is calculated based on a period of time commensurate with the expected term assumption.
Expected Dividend – The expected dividend yield assumption is zero as the Company has no history or expectation of paying cash dividends on its common stock in the foreseeable future.
Risk-Free Interest Rate – The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon issues similar in duration to the expected term of the award.
Restricted Stock Awards
Restricted stock awards activity under the 2021 Plan was as follows:

	Number of Shares	Weighted- Average Grant Date Fair Value per Share
Unvested and outstanding as of December 31, 2024	221,441	$2.38
Vested	(132,864)	2.38
Unvested and outstanding as of December 31, 2025	88,577	$2.38

Bluejay Therapeutics, Inc.
Notes to Consolidated Financial Statements
As of December 31, 2025, total unrecognized stock-based compensation related to restricted stock awards was less than $0.1 million, which is expected to be recognized over a weighted-average period of 0.7 years.
Stock-Based Compensation
Total stock-based compensation recorded in the consolidated statement of operations and comprehensive loss was as follows:

Year Ended December 31, 2025
(in thousands)
Research and development	$2,632
General and administrative	1,691
Total stock-based compensation	$4,323
9.Preferred Stock
In 2021, the Company executed a preferred stock purchase agreement (the “Series A SPA”), pursuant to which it issued and sold an aggregate of 5,408,768 shares of its Series A redeemable convertible preferred stock to new investors at $3.6977 per share for aggregate proceeds of $19.9 million, net of issuance costs of $0.1 million. In connection with the Series A SPA, the Company also issued 1,146,656 shares of Series A-1 redeemable convertible preferred stock as non-cash consideration for the Novartis Agreement (see Note 7).
In 2022, the Company executed a stock purchase agreement (the “Series B SPA”) for the issuance of up to 9,764,218 shares of its Series B redeemable convertible preferred stock, to both new and existing investors, at $4.1990 per share in an initial closing and a milestone closing to be achieved no later than March 31, 2023. Concurrent with the execution of the Series B SPA in August 2022, the Company completed its initial closing and issued and sold 4,882,109 shares of its Series B redeemable convertible preferred stock for aggregate proceeds of $20.3 million, net of issuance costs of $0.2 million. The Company determined that its obligation to issue additional shares of its Series B redeemable convertible preferred stock at the same price in a future closing was a freestanding instrument that should be classified as a liability. At issuance, the Company recognized $2.1 million as a liability for the fair value of the tranche liability and the remaining proceeds were allocated to the Series B redeemable convertible preferred stock, with changes in fair value recognized in the consolidated statement of operations and comprehensive loss prior to settlement. In November 2022, upon achievement of the milestone, the Company issued and sold 4,882,109 shares of its Series B redeemable convertible preferred stock, at a price of $4.1990 per share for aggregate proceeds of $20.5 million, net of nominal issuance costs and the tranche liability of $2.7 million was reclassified upon settlement to the carrying amount of Series B redeemable convertible preferred stock.
In 2024, the Company executed a stock purchase agreement (the “Series C SPA”), pursuant to which it issued and sold an aggregate of 27,885,874 shares of its Series C and Series C-1 redeemable convertible preferred stock, to both new and existing investors at $6.5266 per share for aggregate proceeds of $181.6 million, net of issuance costs of $0.4 million. Upon the execution of the Series C SPA, holders of Series A-1 redeemable convertible preferred stock agreed to the removal of their liquidation rights, with such liquidation rights becoming pari passu with common stock, which was accounted for as a deemed extinguishment for accounting purposes. This resulted in a deemed dividend of $4.0 million, which was recorded in additional paid-in capital and accumulated deficit, with the corresponding amount to Series A-1 redeemable convertible preferred stock. Further, upon the extinguishment of Series A-1 redeemable convertible preferred stock, the value of such shares was subsequently reclassified to permanent equity as convertible preferred stock in the consolidated balance sheet, as such shares were no longer contingently redeemable.
Each share of redeemable convertible preferred stock was contingently redeemable as of December 31, 2025 since a liquidation event was not considered probable, and the value of the redeemable convertible preferred stock was not accreted to its redemption value.

Bluejay Therapeutics, Inc.
Notes to Consolidated Financial Statements
Redeemable convertible preferred stock consisted of the following as of December 31, 2025:

	Shares Authorized	Shares Issued and Outstanding	Liquidation Preference	Carrying Value
(in thousands, except share amounts)
Series A	5,408,768	5,408,768	$20,000	$22,185
Series B	9,764,218	9,764,218	41,000	41,340
Series C	27,711,910	27,711,903	180,865	180,487
Series C-1	173,980	173,971	1,135	1,135
Total	43,058,876	43,058,860	$243,000	$245,147
Convertible preferred stock consisted of the following as of December 31, 2025:

	Shares Authorized	Shares Issued and Outstanding	Liquidation Preference	Carrying Value
(in thousands, except share amounts)
Series A-1	1,146,656	1,146,656	$—	$5,684
Total	1,146,656	1,146,656	$—	$5,684
The holders of the Company’s Series A, Series B, Series C and Series C-1 redeemable convertible preferred stock (collectively, “redeemable convertible preferred stock”) and Series A-1 convertible preferred stock (“convertible preferred stock”) have various rights, preferences and privileges as follows as of December 31, 2025:
Voting Rights
The holder of each share of redeemable convertible preferred stock and convertible preferred stock is entitled to one vote for each share of common stock into which it would be converted. Except as otherwise required by law or other provisions of the Company’s amended and restated certificate of incorporation, the holders of redeemable convertible preferred stock and convertible preferred stock shall vote together with the holders of the common stock as a single class on an as-converted basis. The holders of Series A, Series B and Series C redeemable convertible preferred stock, exclusively and each as a separate class, are entitled to elect one director, two directors and two directors, respectively. The holders of common stock, exclusively, are entitled to elect two directors.
Liquidation Distributions
In the event of any voluntary or involuntary liquidation, dissolution or winding up, and deemed liquidation event of the Company, the holders of shares then outstanding of Series A, Series B and Series C redeemable convertible preferred stock shall be entitled to receive, prior and in preference to any distribution of the assets of the Company a liquidation preference in an amount per share equal to the original issue price, plus any declared but unpaid dividends on such shares. If the assets available for distribution are insufficient to permit full payment to the holder of the Series A, Series B and Series C redeemable convertible preferred stock, then the holders shall share ratably in any distribution of assets. Any remaining assets of the Company will be distributed, on a pari passu basis, among the holders of the Series A-1 convertible preferred stock and common stock.
Dividend Rights
Each holder of Series A, Series B and Series C redeemable convertible preferred stock is entitled to non-cumulative dividends at an annual rate of 8.0% of the original issue price when and if declared by the Board, subject to adjustment for any stock splits, stock dividends, combinations, distributions, or reorganizations or similar, prior and

Bluejay Therapeutics, Inc.
Notes to Consolidated Financial Statements
in preference to any declaration or payment of any dividends to the holders of common stock. No dividends have been declared or paid as of December 31, 2025.
Conversion Rights
The shares of redeemable convertible preferred stock and convertible preferred stock are convertible into shares of common stock at the option of the holder, at any time after the date of issuance of such shares, determined by dividing the original issue price per share by the conversion price in effect at the time of conversion. The applicable conversion price per share for each series of preferred stock was $3.6977 per share for Series A and Series A-1, $4.1990 per share for Series B, $6.5266 per share for Series C and Series C-1, which is also the original issue price for each applicable series. The conversion price is subject to adjustment for any stock splits, stock dividends, combinations, distributions, reorganizations or similar transactions. In addition, if the Company should issue redeemable convertible preferred stock, convertible preferred stock or common stock without consideration or for a consideration per share less than the conversion price for the redeemable convertible preferred stock or convertible preferred stock, the conversion price for each series shall automatically be adjusted in accordance with anti-dilution provisions contained in the Company’s amended and restated certificate of incorporation.
Each share of redeemable convertible preferred stock and convertible preferred stock shall automatically convert into shares of common stock immediately (i) upon the closing of the sale of shares of common stock at a price of at least $16.796 per share (subject to adjustment for any stock splits, stock dividends, combinations or other similar recapitalizations) in a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, and resulting in at least $50.0 million of gross proceeds to the Company (a “Qualified Public Offering”), or (ii) the occurrence of an event, specified in a vote or written consent of the holders of the majority of the then outstanding shares of Series A, Series B, Series C and Series C-1 redeemable convertible preferred stock.
10.Common Stock
The holder of each share of common stock is entitled to one vote and is entitled to receive dividends when and if declared by the Board, subject to the prior rights of the redeemable convertible preferred stockholders. Common stock issued and outstanding in the consolidated balance sheet and consolidated statement of redeemable convertible preferred stock and stockholders' deficit include shares related to restricted stock awards that vest based on service conditions and are subject to the Company’s right of repurchase upon termination of services.
The Company has reserved common stock on an as-converted basis for issuance as follows:

December 31, 2025
Redeemable convertible preferred stock and convertible preferred stock	44,205,516
Common stock options issued and outstanding under the 2021 Plan	5,706,260
Remaining shares available for issuance under the 2021 Plan	1,873,882
Total reserved common stock	51,785,658
11.Income Taxes
The components of net loss before income taxes were as follows:

December 31, 2025
(in thousands)
United States	$103,110
Foreign	(2,471)
Net loss before income taxes	$100,639

Bluejay Therapeutics, Inc.
Notes to Consolidated Financial Statements
The components of the provision for income taxes were as follows:

December 31, 2025
(in thousands)
Current:
Federal	$—
State	—
Foreign	1,081
Total current	1,081
Deferred:
Federal	—
State	—
Foreign	—
Total deferred	—
Provision for income taxes	$1,081
The provision for income taxes related to continuing operations differs from the amounts computed by applying the statutory income tax rate of 21% to pretax loss as follows:

	Year Ended December 31, 2025
	(in thousands)	(percentages)
Provision for income taxes at U.S. federal statutory rate	$(21,134)	21.0%
State income taxes, net of federal effect	—	—%
Foreign tax effects
Australia	551	(0.5)%
Change in valuation allowance	22,638	(22.5)%
Nontaxable or nondeductible items
Other	656	(0.7)%
Tax credits	(2,180)	2.2%
Uncertain tax benefit	550	(0.5)%
Provision for income taxes	$1,081	(1.0)%
The Company did not have any U.S. federal, state and foreign income taxes paid, net of refunds for the year ended December 31, 2025.

Bluejay Therapeutics, Inc.
Notes to Consolidated Financial Statements
The income tax effect of temporary differences that give rise to significant portions of the Company’s deferred tax assets is presented below:

December 31, 2025
(in thousands)
Deferred tax assets:
Capitalized research and development expense	$17,461
Net operating loss carryforwards	32,286
Accrued expenses	115
Operating lease liability	318
Stock-based compensation	1,084
Research and other credits	2,403
Transaction costs	753
Total deferred tax assets	54,420
Less: valuation allowance	(54,192)
Total deferred tax assets less valuation allowance	228
Deferred tax liabilities:
Fixed assets	1
Operating lease right-of-use asset	(294)
Accrued expenses	65
Total deferred tax liabilities	(228)
Net deferred tax assets	$—
The Company has established a full valuation allowance against its U.S. deferred tax assets due to the uncertainty surrounding the realization of such assets. The net increase in the valuation allowance for the year ended December 31, 2025 was $33.3 million. In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. The Company considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax-planning strategies in making this assessment. Based on these factors, the Company has provided a full valuation allowance for its U.S. deferred tax assets.
Net operating losses and tax credit carryforwards were as follows:

	Year Ended December 31, 2025
	Amount (in thousands)	Expiration Years
Net operating loss carryforwards, federal	$88,374	Do not expire
Net operating loss carryforwards, state	155,306	2044
Research and development tax credits, federal	2,199	2041
Research and development tax credits, state	1,005	Do not expire
Under Section 382 and Section 383 of the Internal Revenue Code of 1986, the ability to utilize net operating loss carryforwards or other tax attributes, such as research tax credits, in any taxable year may be further limited if the Company experiences an “ownership change.” An ownership change generally occurs if one or more stockholders or groups of stockholders that own at least 5% of the Company’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage (by value) within a rolling three-year period. Similar rules may apply under state tax laws. The Company may have experienced an ownership change in the past, and may experience future ownership changes, some of which are outside of the Company’s control, or future regulatory

Bluejay Therapeutics, Inc.
Notes to Consolidated Financial Statements
changes could further limit the Company’s ability to utilize its net operating loss and tax credit carryforwards. To the extent the Company is not able to offset future income against its net operating loss carryforwards or tax credits, this would adversely affect its operating results and cash flows if the Company attains profitability. As of December 31, 2025, the Company recorded a full valuation allowance against the deferred tax assets attributable to its net operating losses and its research and development credit carryforwards as the realization of the net deferred tax assets was not determined to be more likely than not.
As of December 31, 2025, the Company had unrecognized tax benefits of $0.8 million, consisting of gross increases in both the prior period and current period of $0.4 million each. The Company did not have any significant accrued interest and penalties during the year ended December 31, 2025 and the Company does not foresee any material changes to its uncertain tax positions within the next twelve months.
The Company is subject to taxation in the U.S. and Australia and various state jurisdictions. All tax years are open for examination. The Company currently has no federal, state or foreign tax examinations in progress.
Undistributed earnings of the Company’s foreign subsidiaries are considered to be permanently reinvested and accordingly, no deferred U.S. income taxes have been provided thereon. As a result of the enactment in the Tax Cuts and Job Acts of 2017, if and when funds are actually distributed in the form of dividends or otherwise, the Company expects minimal tax consequences, except for withholding taxes, which would be applicable in some jurisdictions.
12.Subsequent Events
The Company evaluated subsequent events after the balance sheet date through to April 8, 2026, the date that the consolidated financial statements were available to be issued.
Asset Purchase Agreement
On January 21, 2026, the Company entered into an asset purchase agreement with Madrigal Pharmaceuticals, Inc. ("Madrigal"). Under the terms of the agreement, the Company sold, assigned, and transferred all of its rights, title, and interest to Madrigal in the compound known as BJT-188 and related assets, including intellectual property rights, materials, records and data related to the development and commercialization of such compound for a purchase price of $6.0 million.
Merger
On January 23, 2026, the Company and Mirum consummated the Merger and the Company became a wholly owned subsidiary of Mirum (see Note 1). In connection with the consummation of the Merger, contingent transactions costs required to be paid by the Company became probable (see Note 1) and the Business Milestone Payment (see Note 7) also became payable within 30 business days thereafter.